Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2025 relating to the consolidated financial statements of ProMIS Neurosciences Inc., which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Our report includes an explanatory paragraph relating to the Company’s ability to continue as a going concern.

/s/ BAKER TILLY US, LLP

Tewksbury, Massachusetts
August 13, 2025